UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 11, 2011

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction

of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2011, the Board of Directors (the “Board”) of Novellus Systems, Inc. (the “Company”) elected Dr. Krishna Saraswat to the Board. Dr. Saraswat has not yet been appointed to any committees of the Board.

In connection with his appointment, Dr. Saraswat will enter into the Company’s standard form of directors and officers indemnification agreement (the “Directors and Officers Indemnification Agreement”). As a director, Dr. Saraswat’s compensation will include a $40,000 annual retainer and $2,000 per meeting of the Board attended.

Upon Dr. Saraswat’s election to the Board, he was granted 6,250 shares of restricted stock, which vests as to one-third of the underlying grant on each anniversary of the grant date for three years. Assuming his re-election to the Board at the Company’s 2011 Annual Meeting of Shareholders, Dr. Saraswat will also be granted 5,000 shares of restricted stock (the “Annual Director Grant”) following the conclusion of the 2011 Annual Meeting of Shareholders. The Annual Director Grant will vest in full on the date of the next succeeding annual meeting of shareholders.

The form of Directors and Officers Indemnification Agreement entered into by Dr. Saraswat was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2002, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

By:	/s/ Andrew Gottlieb
Andrew Gottlieb
Vice President and General Counsel

Date: February 16, 2011